UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2018

Eloxx Pharmaceuticals, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-31326	84-1368850
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

950 Winter Street Waltham, MA		02451
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (781) 577-5300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Employment Agreement with Dr. Pedro Huertas

On March 12, 2018, the Board of Directors (the “Board”) of Eloxx Pharmaceuticals, Inc. (the “Company”) approved, and the Company entered into, an employment agreement (the “Huertas Agreement”) with Dr. Pedro Huertas, M.D., Ph.D., to serve as Chief Medical Officer of the Company. Pursuant to the Huertas Agreement, Dr. Huertas shall receive a base salary at an annual rate of $346,500, payable bimonthly during the term of his employment. He is also eligible to earn an annual, performance-based bonus with a target bonus of up to 40% of his base salary, at the discretion of the Board. Under the Huertas Agreement, the Company will grant to Dr. Huertas an option to purchase 104,725 shares of the Company’s common stock (the “Huertas Option Award”) and a restricted stock unit award (the “Huertas RSU Award”) representing 104,725 shares of the Company’s common stock under the Company’s 2018 Equity Incentive Plan (the “2018 Plan”), as soon as possible after such equity plan becomes effective. The Huertas Option Award and the Huertas RSU Award are each subject to vesting over four years with one-fourth of the grant vesting on the first anniversary of the grant date (the “Cliff Vesting Date”) and one-sixteenth of the grant vesting on each successive quarterly anniversary of the Cliff Vesting Date. The Huertas Agreement is terminable at will by either the Company or Dr. Huertas.

Pursuant to the terms of the Huertas Agreement, upon a termination by the Company without cause or a resignation by Dr. Huertas for good reason, Dr. Huertas will be entitled to (1) continued payments of his base salary for 12 months, (2) payments for COBRA coverage at applicable rates for 12 months, (3) any Annual Bonus (as defined in the Huertas Agreement) earned but unpaid for the year immediately prior to the date his employment terminated, (4) a pro-rata portion of the Target Bonus (as defined in the Huertas Agreement) based the number of days that Dr. Huertas was employed during such performance year or achievement of performance goals as determined by the Board in good faith, depending on whether performance goals were established as of the date of termination, (5) accelerated vesting of an additional 25% of the total shares subject to all of his stock options, restricted stock units and other equity awards, and (6) a port-termination stock option exercise period for the shorter of 9 months or for the remaining term of the award.

If Dr. Huertas’s employment is terminated by the Company without cause or by Dr. Huertas for good reason within 24 months following a Significant Event (as defined in the Huertas Agreement), he will be entitled to (1) continued payments of his base salary for 18 months, (2) payments for COBRA coverage at applicable rates for 18 months, (3) any Annual Bonus earned but unpaid for the year immediately prior to the date his employment terminated, (4) the full Target Bonus for the performance year in which his employment terminated, (5) accelerated vesting of all of the unvested shares subject to all of his stock options, restricted stock units and other equity awards, and (6) a port-termination stock option exercise period for the shorter of 12 months or for the remaining term of the award.

Employment Agreement with Gregory Weaver

On March 12, 2018, the Board approved, and the Company entered into, an employment agreement (the “Weaver Agreement”) with Gregory Weaver to serve as Chief Financial Officer of the Company. Pursuant to the Weaver Agreement, Mr. Weaver shall receive a base salary at an annual rate of $345,000, payable bimonthly during the term of his employment. He is also eligible to earn an annual, performance-based bonus of up to 40% of his base salary, at the discretion of the Board.

Pursuant to the terms of the Weaver Agreement, upon a termination by the Company without cause or a resignation by Mr. Weaver for good reason, Mr. Weaver will be entitled to (1) continued payments of his base salary for 12 months, (2) payments for COBRA coverage at applicable rates for 12 months, (3) any Annual Bonus (as defined in the Weaver Agreement) earned but unpaid for the year immediately prior to the date his employment terminated, (4) a pro-rata portion of the Target Bonus (as defined in the Weaver Agreement) based the number of days that Mr. Weaver was employed during such performance year or achievement of performance goals as determined by the Board in good faith, depending on whether performance goals were established as of the date of termination, (5) accelerated vesting of an additional 25% of the total shares subject to all of his stock options, restricted stock units and other equity awards, and (6) a port-termination stock option exercise period for the shorter of 9 months or for the remaining term of the award.

If Mr. Weaver’s employment is terminated by the Company without cause or Mr. Weaver resigns for good reason within 24 months following a Significant Event (as defined in the Weaver Agreement), he will be entitled to (1) continued payments of his base salary for 18 months, (2) payments for COBRA coverage at applicable rates for 18 months, (3) any Annual Bonus (as defined in the Weaver Agreement) earned but unpaid for the year immediately prior to the date his employment terminated, (4) the full Target Bonus (as defined in the Weaver Agreement) for the performance year in which his employment terminated, (5) accelerated vesting of all of the unvested shares subject to all of his stock options, restricted stock units and other equity awards, and (6) a port-termination stock option exercise period for the shorter of 12 months or for the remaining term of the award.

Agreement with Dr. Silvia Noiman

On March 12, 2018, the Board approved, and on March 13, 2018, the Company entered into, a Memorandum of Understanding (the “Noiman Agreement”) with Dr. Silvia Noiman, Ph.D., a member of the Board. The Noiman Agreement was made in connection with the Company’s termination of its consulting service relationship with Dr. Noiman on January 15, 2018. Under the Noiman Agreement, Dr. Noiman shall receive 900,000 NIS in cash within ten days of the effective date of the Noiman Agreement. The Company will also grant Dr. Noiman a fully-vested option to purchase 141,389 shares of the Company’s common stock and 141,389 fully vested shares of the Company’s common stock, as soon as practicable after adoption of the 2018 Plan.

The foregoing descriptions of the material terms of the Huertas Agreement, the Weaver Agreement and the Noiman Agreement do not purport to be complete and are subject to, and are qualified in their entirety by, reference to the full terms of the Huertas Agreement, the Weaver Agreement and the Noiman Agreement, each of which the Company intends to file as exhibits to the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2017.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ELOXX PHARMACEUTICALS, INC.

Date: March 16, 2018	By:	/s/ Gregory Weaver
Gregory Weaver
Chief Financial Officer